EXHIBIT 99.1

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

SUN HEALTHCARE GROUP, INC. ANNOUNCES AGREEMENT WITH ITS
 TERM LOAN LENDERS WHICH CANCELS SCHEDULED FORECLOSURE
 SALE AND ACCELERATION OF DEBT

Irvine, Calif. (May 29, 2003) - Sun Healthcare Group, Inc. (OTC-SUHG.OB) today announced the cancellation of the scheduled foreclosure on the stock of certain of the Company's indirect subsidiaries that provide pharmaceutical services. The cancellation of the foreclosure was part of a forbearance agreement the Company entered into with its term lenders and Dallas Lease & Finance, L.P., an affiliate of Highland Capital and the administrative agent of the Company's Term Loan and Note Purchase Agreement (the "Term Loan Agreement"). As part of the forbearance agreement, the administrative agent also agreed to withdraw the previously announced acceleration of the Term Loan.

The Company previously reported that it is engaged in the process of restructuring its business, that it will need additional liquidity during the next few months and that it may sell assets to provide liquidity needed to complete the restructuring. The forbearance agreement will permit the Company sufficient time to complete this process in an orderly manner to maximize value for all stakeholders.

Richard K. Matros, chairman and chief executive officer of the Company, stated, "We are pleased that we were able to reach a satisfactory agreement with the term lenders. I want to express my appreciation for the support that our senior lenders have given the Company as we work through our ongoing restructuring process."

*  *  *

Headquartered in Irvine, California, Sun Healthcare Group, Inc. owns many of the country's leading healthcare providers. Through its wholly-owned SunBridge Healthcare Corporation subsidiary and its affiliated companies, Sun's affiliates together operate more than 200 long-term and postacute care facilities in 25 states. In addition, the Sun Healthcare Group family of companies provides high-quality therapy, pharmacy, home care and other ancillary services for the healthcare industry.

For further information regarding the Company and the matters reported herein, see the Company's Report on Form 10-K for the year ended December 31, 2002, a copy of which is available at the Company's website at www.sunh.com.

Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should" "will," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued funding of the Company by its revolving loan lenders while the Company remains in default under its loan agreements; the ability to complete asset sales on a timely basis to provide liquidity to complete its restructuring; changes in pharmacy legislation and payment formulas; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; our ability to complete a restructuring of the Company to create a viable entity; and the potential impact an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended December 31, 2002, and other public filings made with the Securities and Exchange Commission.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.